 Cal Dive International 3rd Quarter 2013 Earnings Conference Call

 Cautionary Statement  This presentation and related commentary may include “forward-looking” statements that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that are made regarding earnings expectations. The forward-looking statements speak only as of the date of this presentation, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur. These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual future results may differ materially due to a variety of factors, including intense competition and pricing pressure in the Company’s industry, the risks of cost overruns on fixed price contracts, the uncertainties inherent in competitive bidding for work, the operational risks inherent in the Company’s business, risks associated with the Company’s increasing presence internationally, and other risks detailed in the Company’s most recently filed Annual Report on Form 10-K.  *

 Presentation Outline  *   Summary of 3Q 2013 Backlog Discussion of Financial Results Non-GAAP Reconciliations Q & A

 Summary of 3Q 2013  *  Several weather disturbances during Q3 in GoM.Did not start offshore construction in Mexico until late September due to hurricanes and tropical depressions.Combined project execution for Pemex progressing as anticipated.Continued sluggish U.S. GoM market with pricing pressure.

 Backlog  *  ($ millions)

 Financial Results  *  Tax effected.See reconciliation of Non-GAAP financial measures at the end of the presentation.  ($ thousands, except per share amounts and percentages)      Three Months   Three Months   Three Months     Nine Months  Nine Months  Nine Months        Ended September 30,  Ended September 30,  Ended September 30,    Ended September 30,  Ended September 30,  Ended September 30,        2013    2012    2013    2012                          Revenues  $155,246     $138,113     $357,151     $318,451                           Gross Profit (Loss)  10,446      3,901      1,559      (12,366)      Margins  7%     3%     0%     (4%)                          Operating Loss   (20,421)     (30,838)     (49,021)     (71,461)      Margins  (13%)    (22%)    (14%)    (22%)                          Loss Attributable to Cal Dive   (16,800)     (15,933)     (36,118)     (45,937)      Margins  (11%)    (12%)    (10%)    (14%)                          Diluted Loss Per Share  ($0.18)    ($0.17)    ($0.39)    ($0.50)                                                         Loss Attributable to Cal Dive  ($16,800)    ($15,933)    ($36,118)    ($45,937)        Non-cash Asset Impairments (1)   13,027      14,780      13,108      15,658         Derivative Liability Adjustment (1)   -      (5,432)     (4,135)      (5,432)        Adjusted Loss Attributable to Cal Dive  ($3,773)    ($6,585)    ($27,145)    ($35,711)        Margins  (2%)    (5%)    (8%)    (11%)                              Adjusted Diluted Loss Per Share  ($0.04)    ($0.07)    ($0.29)    ($0.39)                                                         EBITDA (2)  $13,442     $11,016     $17,123     $9,734       Margins  9%     8%     5%     3%

 Utilization  *  (1)   Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period, including those temporarily removed from service, but excluding vessels permanently removed from service or while in drydock.  Utilization only includes Company-owned assets and does not reflect activity from chartered vessels or third party vessels.     Three Months   Three Months   Three Months     Nine Months  Nine Months  Nine Months    Ended September 30,  Ended September 30,  Ended September 30,    Ended September 30,  Ended September 30,  Ended September 30,    2013    2012    2013    2012  Effective Utilization (1) -                Saturation Diving Vessels  74%    83%    62%    67%  Surface Diving Vessels  48%    46%    40%    37%  Construction Barges  36%    40%    20%    34%  Total Fleet  50%     54%     39%     43%                        Calendar Day Utilization -                Saturation Diving Vessels  60%    82%    56%    58%  Surface Diving Vessels  44%    46%    37%    36%  Construction Barges  33%    39%    18%    32%  Total Fleet  45%     53%     35%     41%

 Revenue Breakdown  *  ($ millions)  {55%}  {45%}  {47%}  {53%}  {55%}  {73%}  {27%}  {51%}  {49%}  {32%}  {52%}  {68%}  {47%}  {53%}  {48%}  {68%}  {32%}

 Debt & Liquidity  *  Secured Term Loan  ($ millions)  Net secured debt calculated as secured debt less cash.Secured debt consists of $69.7 million outstanding revolver borrowings and $31.7 million outstanding term loan. Unsecured debt consists of $86.3 million principal amount of convertible debt and $20 million term loan for working capital requirements related to Mexico awards.  Total Debt (2)  Net Secured Debt (1) to EBITDA  Wtd. Avg Interest Rate 7-8%  Liquidity$125 Million Revolver & $6 Million Cash

 Non-GAAP Reconciliations  *

 EBITDA Reconciliations  *  ($ thousands)    Three Months  Three Months  Three Months    Nine Months  Nine Months  Nine Months    Ended September 30,  Ended September 30,  Ended September 30,    Ended September 30,  Ended September 30,  Ended September 30,    2013    2012    2013     2012                   EBITDA (unaudited)  $13,442     $11,016     $17,123      $9,734                   Less: Depreciation & amortization   13,710      15,994      41,521       46,544   Less: Income tax benefit   (10,643)     (10,665)     (21,334)      (23,905)  Less: Net interest expense   5,677      4,535      14,939       10,143   Less: Interest expense - conversion feature adjustment   -     (8,357)      (6,362)      (8,357)   Less: Non-cash stock compensation expense    1,457      2,107      4,311       6,485   Less: Severance charges   -      2,154      -       2,229   Less: Non-cash impairment charges   20,041      21,181      20,166       22,532   Loss attributable to Cal Dive  ($16,800)    ($15,933)    ($36,118)     ($45,937)